UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 5, 2020

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive,	Suite 9,	Fort Myers,	Florida	33913
(Address of principal executive offices)				(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	NEO	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

NeoGenomics, Inc. (the “Company”) announces that Kathryn B. McKenzie, age 35, has been appointed Chief Financial Officer effective February 5, 2020 until her resignation or removal by the Company. Ms. McKenzie joined NeoGenomics in 2017 and has recently served as our Vice President of Finance and Chief Accounting Officer. For the past six months, Ms. McKenzie has assumed a key finance leadership role at our company. Before joining NeoGenomics, Ms. McKenzie served in various roles at Chico’s FAS, including Assistant Controller and Director of Financial Reporting and Treasury, and at Ernst and Young. Ms. McKenzie is a Certified Public Accountant and holds a Master’s of Science in Accountancy from the University of North Carolina Wilmington.

The Company and Ms. McKenzie entered into an Employment Agreement which provides that Ms. McKenzie's base salary will be $375,000 per year and that she will be eligible to receive a performance-based bonus, which will be targeted at 50% of her base salary. This bonus is contingent on completion of certain metrics established by the Board of Directors or Compensation Committee for each fiscal year. Ms. McKenzie is entitled to participate in all medical and other benefits that the Company has established for its employees including up to 4 weeks of paid time off per year. If Ms. McKenzie is terminated without cause, the Company agrees to maintain her salary and benefits for a period of twelve months.

The Employment Agreement also provides that Ms. McKenzie will be granted, upon approval of the Compensation Committee, (i) an option to purchase shares of the Company's common stock at an exercise price equivalent to the closing price per share at which such stock was quoted on the NASDAQ Stock Market on the last trading day immediately preceding the grant date. Such stock options will have a seven year term, subject to continued employment, and will vest ratably over the first four anniversary dates of the grant date; and (ii) restricted shares of the Company’s common stock in such amount as approved by the Compensation Committee.

On October 12, 2017, the Company and Ms. McKenzie previously entered into a Confidentiality, Non-Solicitation and Non-Compete Agreement (the "Non-Compete Agreement"). In part, the Non-Compete Agreement contains a non-solicitation and non-compete provision which will be in effect for a two year period following the termination of Ms. McKenzie's employment relationship with the Company for any reason.

Ms. McKenzie does not have any related party transactions or family relationships with the Company or any of the Company’s other officers or directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ Douglas M. VanOort
Douglas M. VanOort
Chairman and Chief Executive Officer
February 11, 2020